Exhibit 99.1

FOR IMMEDIATE RELEASE

April 28, 2022

For further information contact:

Craig L. Montanaro, President and Chief Executive Officer, or

Keith Suchodolski, Executive Vice President and Chief Financial Officer

Kearny Financial Corp.

(973) 244-4500

KEARNY FINANCIAL CORP. ANNOUNCES THIRD QUARTER FISCAL 2022 RESULTS

AND DECLARATION OF CASH DIVIDEND

Fairfield, N.J., April 28, 2022 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), reported net income for the quarter ended March 31, 2022 of $17.7 million, or $0.25 per diluted share, compared to $18.8 million, or $0.26 per diluted share, for the quarter ended December 31, 2021.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.11 per share, payable on May 25, 2022 to stockholders of record as of May 11, 2022.

Craig L. Montanaro, President and Chief Executive Officer, commented, “This quarter was highlighted by outstanding core growth on both sides of the balance sheet as total loans increased $176.8 million, or 14.8% annualized, and core non-maturity deposits increased $66.2 million or 6.8% annualized. While much of the earnings benefit of this growth will not begin to be recognized until the quarter ended June 30, I am very pleased with our performance and the ongoing strength of our commercial loan pipeline, which totaled $1.5 billion at quarter end.”

Regarding the macroeconomic and geopolitical environment, Mr. Montanaro noted, “During the quarter, intermediate and long-term interest rates increased at a rapid pace. At the same time, inflation, supply chain and geopolitical risks cast a shadow over the U.S. economic outlook. Despite these risks, I believe that our core business prospects remain strong and our markets ripe with opportunity. As we head into the final quarter of our fiscal year, and beyond, we remain steadfast in the execution of our strategic plan, with its focus on the continued growth of long-term shareholder value.”

Balance Sheet

•
Loans receivable increased $176.8 million to $5.00 billion at March 31, 2022, from $4.83 billion at December 31, 2021, reflecting growth of $68.6 million in multi-family mortgage loans, $59.5 million in nonresidential mortgage loans and $50.7 million in one- to four-family residential mortgage loans.
•
Deposits increased $74.6 million to $5.53 billion at March 31, 2022, from $5.45 billion at December 31, 2021, primarily reflecting growth of $66.2 million in core non-maturity deposits.
•
Investment securities increased $3.7 million to $1.65 billion, or 22.3% of total assets, at March 31, 2022, from $1.64 billion, or 22.9% of total assets, at December 31, 2021.
•
Borrowings increased $165.1 million to $851.2 million, or 11.5% of total assets, at March 31, 2022, from $686.1 million, or 9.5% of total assets, at December 31, 2021.

Earnings

Performance Highlights

•
Return on average assets was 0.98% for the quarter ended March 31, 2022 compared to 1.05% for the quarter ended December 31, 2021.
•
Return on average equity was 7.24% and 7.46% for the quarters ended March 31, 2022 and December 31, 2021, respectively. Return on average tangible equity was 9.27% and 9.49% for those same comparative periods.

Net Interest Income and Net Interest Margin

•
Net interest margin contracted seven basis points to 2.89% for the quarter ended March 31, 2022, from 2.96% for the quarter ended December 31, 2021. The decrease in net interest margin was due largely to a reduction in yield on earning assets, partially offset by a reduction in cost of interest-bearing liabilities. The reduction in yield on earning assets was partly attributable to declines in purchase accounting accretion and loan prepayment penalty income.
•
Net interest income decreased $960,000 to $47.7 million for the quarter ended March 31, 2022, from $48.7 million for the quarter ended December 31, 2021. Included in net interest income for the quarters ended March 31, 2022 and December 31, 2021, respectively, was purchase accounting accretion of $1.9 million and $2.6 million, and loan prepayment penalty income of $1.3 million and $1.5 million.

Non-Interest Income

•
Gain on sale of loans decreased $594,000 to $376,000 for the quarter ended March 31, 2022, from $970,000 for the quarter ended December 31, 2021. This decrease was largely attributable to the decrease in volume of loans sold driven by seasonal fluctuations in residential real estate activity and increases in market interest rates.
•
Included in other income for the quarter ended December 31, 2021 was a non-recurring gain of $356,000 attributable to the sale of one property recognized in conjunction with the Bank’s ongoing retail branch consolidation efforts. No such gain was recorded in the quarter ended March 31, 2022.

Non-Interest Expense

•
Non-interest expense increased $953,000 to $30.6 million for the quarter ended March 31, 2022, from $29.7 million for the quarter ended December 31, 2021. Salary and benefit expense increased $1.1 million attributable largely to increases of $433,000 in payroll taxes associated with the start of the new calendar year and $354,000 in incentive payments tied to increased loan origination volume, as well as $120,000 of non-recurring incentive payments to front-line retail personnel.
•
The efficiency and non-interest expense ratios were 60.14% and 1.70%, respectively, for the quarter ended March 31, 2022, as compared to 56.17% and 1.65%, respectively, for the quarter ended December 31, 2021.

Income Taxes

•
Income tax expense decreased $279,000 to $6.5 million for the quarter ended March 31, 2022 compared to $6.8 million for the quarter ended December 31, 2021, resulting in effective tax rates of 26.9% and 26.6%, respectively.

Asset Quality

•
The balance of non-performing assets increased $8.2 million to $81.0 million, or 1.10% of total assets, at March 31, 2022, from $72.8 million, or 1.01% of total assets, at December 31, 2021. The increase was largely due to one $8.9 million loan that was placed on non-accrual during the quarter ended March 31, 2022.
•
Net charge-offs totaled $436,000, or 0.04% of average loans, on an annualized basis, for the quarter ended March 31, 2022, compared to $1.1 million, or 0.10%, for the quarter ended December 31, 2021.
•
For the quarter ended March 31, 2022, the Company recorded a provision for credit losses reversal of $3.9 million, compared to a provision for credit losses reversal of $2.4 million for the quarter ended December 31, 2021. The reversal for the quarter ended March 31, 2022 was primarily driven by continued improvement in the Company’s economic forecast. In addition, there was a net reduction in reserves on individually evaluated loans primarily related to improved collateral values.
•
The ACL decreased $4.4 million to $43.9 million, or 0.87% of total loans, at March 31, 2022, from $48.2 million, or 0.99% of total loans, at December 31, 2021.

Capital

•
For the quarter ended March 31, 2022, book value per share decreased $0.18 to $13.37 and tangible book value per share decreased $0.26 to $10.38. These decreases were driven by a $24.5 million decline in accumulated other comprehensive (loss) income due primarily to a decrease in the fair value of the Company’s available for sale securities, partially offset by an increase in the fair value of the Company’s derivatives portfolio.
•
During the quarter ended March 31, 2022, the Company repurchased 2,019,625 shares of common stock at a cost of $27.0 million, or $13.35 per share. Through March 31, 2022, the Company repurchased a total of 4,522,301 shares, or 59.5% of the shares authorized for repurchase under the current repurchase program, at a total cost of $59.6 million or $13.18 per share.
•
At March 31, 2022, the Company’s tangible equity to tangible assets ratio equaled 10.3% while the regulatory capital ratios of both the Company and the Bank were in excess of the levels required by federal banking regulators to be classified as “well-capitalized” under regulatory guidelines.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

In addition, the COVID-19 pandemic has had, and may continue to have, an adverse impact on the Company, its clients and the communities it serves. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 pandemic on our business. The extent of such impact will depend on future developments, which are highly uncertain, including whether the coronavirus can continue to be controlled and abated and if the economy is able to remain open. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially remain open, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for credit losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; due to a decline in our stock price or other factors, goodwill may become impaired and be required to be written down; and our cyber security risks are increased as the result of an increase in the number of employees working remotely.

Category: Earnings

Linked-Quarter Comparative Financial Analysis

Kearny Financial Corp.
Consolidated Balance Sheets
(Unaudited)

(Dollars and Shares in Thousands,	March 31,	December 31,	Variance	Variance
Except Per Share Data)	2022	2021	or Change	or Change Pct.
Assets
Cash and cash equivalents	$62,379	$60,452	$1,927	3.2%
Securities available for sale	1,526,086	1,591,066	(64,980)	-4.1%
Securities held to maturity	121,853	53,142	68,711	129.3%
Loans held-for-sale	2,822	12,549	(9,727)	-77.5%
Loans receivable	5,003,201	4,826,404	176,797	3.7%
Less: allowance for credit losses on loans	(43,860)	(48,216)	4,356	-9.0%
Net loans receivable	4,959,341	4,778,188	181,153	3.8%
Premises and equipment	53,727	54,067	(340)	-0.6%
Federal Home Loan Bank stock	30,997	36,622	(5,625)	-15.4%
Accrued interest receivable	19,517	18,495	1,022	5.5%
Goodwill	210,895	210,895	-	0.0%
Core deposit intangible	3,166	3,344	(178)	-5.3%
Bank owned life insurance	287,644	286,433	1,211	0.4%
Deferred income taxes, net	34,349	25,709	8,640	33.6%
Other real estate owned	401	658	(257)	-39.1%
Other assets	76,714	54,603	22,111	40.5%
Total assets	$7,389,891	$7,186,223	$203,668	2.8%

Liabilities
Deposits:
Non-interest-bearing	621,954	$604,805	$17,149	2.8%
Interest-bearing	4,906,708	4,849,220	57,488	1.2%
Total deposits	5,528,662	5,454,025	74,637	1.4%
Borrowings	851,220	686,105	165,115	24.1%
Advance payments by borrowers for taxes	16,979	16,772	207	1.2%
Other liabilities	37,861	33,851	4,010	11.8%
Total liabilities	6,434,722	6,190,753	243,969	3.9%

Stockholders' Equity
Common stock	714	735	(21)	-2.9%
Paid-in capital	561,176	587,392	(26,216)	-4.5%
Retained earnings	441,522	431,549	9,973	2.3%
Unearned ESOP shares	(25,294)	(25,780)	486	-1.9%
Accumulated other comprehensive (loss) income	(22,949)	1,574	(24,523)	-1558.0%
Total stockholders' equity	955,169	995,470	(40,301)	-4.0%
Total liabilities and stockholders' equity	$7,389,891	$7,186,223	$203,668	2.8%

Consolidated capital ratios
Equity to assets	12.93%	13.85%	-0.92%
Tangible equity to tangible assets (1)	10.33%	11.21%	-0.88%

Share data
Outstanding shares	71,424	73,453	(2,029)	-2.8%
Book value per share	$13.37	$13.55	$(0.18)	-1.3%
Tangible book value per share (2)	$10.38	$10.64	$(0.26)	-2.4%

(1)
Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)
Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands,	March 31,	December 31,	Variance	Variance
Except Per Share Data)	2022	2021	or Change	or Change Pct.
Interest income
Loans	$45,846	$47,575	$(1,729)	-3.6%
Taxable investment securities	8,024	7,595	429	5.6%
Tax-exempt investment securities	316	327	(11)	-3.4%
Other interest-earning assets	415	415	-	0.0%
Total interest income	54,601	55,912	(1,311)	-2.3%

Interest expense
Deposits	3,565	3,663	(98)	-2.7%
Borrowings	3,309	3,562	(253)	-7.1%
Total interest expense	6,874	7,225	(351)	-4.9%
Net interest income	47,727	48,687	(960)	-2.0%
Reversal of provision for credit losses	(3,920)	(2,420)	(1,500)	62.0%
Net interest income after reversal of provision for credit losses	51,647	51,107	540	1.1%

Non-interest income
Fees and service charges	617	698	(81)	-11.6%
Gain on sale and call of securities	3	-	3	0.0%
Gain on sale of loans	376	970	(594)	-61.2%
Gain on sale of other real estate owned	14	-	14	0.0%
Income from bank owned life insurance	1,511	1,562	(51)	-3.3%
Electronic banking fees and charges	432	421	11	2.6%
Other income	238	482	(244)	-50.6%
Total non-interest income	3,191	4,133	(942)	-22.8%

Non-interest expense
Salaries and employee benefits	19,184	18,096	1,088	6.0%
Net occupancy expense of premises	3,223	3,156	67	2.1%
Equipment and systems	3,822	3,723	99	2.7%
Advertising and marketing	516	448	68	15.2%
Federal deposit insurance premium	480	721	(241)	-33.4%
Directors' compensation	340	649	(309)	-47.6%
Other expense	3,058	2,877	181	6.3%
Total non-interest expense	30,623	29,670	953	3.2%
Income before income taxes	24,215	25,570	(1,355)	-5.3%
Income taxes	6,522	6,801	(279)	-4.1%
Net income	$17,693	$18,769	$(1,076)	-5.7%

Net income per common share (EPS)
Basic	$0.25	$0.26	$(0.01)
Diluted	$0.25	$0.26	$(0.01)

Dividends declared
Cash dividends declared per common share	$0.11	$0.11	$-
Cash dividends declared	$7,720	$7,921	$(201)
Dividend payout ratio	43.6%	42.2%	1.4%

Weighted average number of common shares outstanding
Basic	69,790	72,011	(2,221)
Diluted	69,817	72,037	(2,220)

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

	Three Months Ended
	March 31,	December 31,	Variance	Variance
(Dollars in Thousands)	2022	2021	or Change	or Change Pct.
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,850,236	$4,822,959	$27,277	0.6%
Taxable investment securities	1,620,996	1,610,395	10,601	0.7%
Tax-exempt investment securities	55,390	57,686	(2,296)	-4.0%
Other interest-earning assets	79,644	77,811	1,833	2.4%
Total interest-earning assets	6,606,266	6,568,851	37,415	0.6%
Non-interest-earning assets	601,684	611,390	(9,706)	-1.6%
Total assets	$7,207,950	$7,180,241	$27,709	0.4%

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,133,977	$2,027,021	$106,956	5.3%
Savings	1,088,351	1,086,903	1,448	0.1%
Certificates of deposit	1,650,048	1,693,423	(43,375)	-2.6%
Total interest-bearing deposits	4,872,376	4,807,347	65,029	1.4%
Borrowings:
Federal Home Loan Bank advances	632,811	666,029	(33,218)	-5.0%
Other borrowings	51,667	26,033	25,634	98.5%
Total borrowings	684,478	692,062	(7,584)	-1.1%
Total interest-bearing liabilities	5,556,854	5,499,409	57,445	1.0%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	624,152	624,200	(48)	0.0%
Other non-interest-bearing liabilities	49,455	50,870	(1,415)	-2.8%
Total non-interest-bearing liabilities	673,607	675,070	(1,463)	-0.2%
Total liabilities	6,230,461	6,174,479	55,982	0.9%
Stockholders' equity	977,489	1,005,762	(28,273)	-2.8%
Total liabilities and stockholders' equity	$7,207,950	$7,180,241	$27,709	0.4%

Average interest-earning assets to average interest-bearing liabilities	118.89%	119.45%	-0.56%	-0.5%

Kearny Financial Corp.
Performance Ratio Highlights
(Unaudited)

	Three Months Ended
	March 31,	December 31,	Variance
	2022	2021	or Change
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	3.78%	3.95%	-0.17%
Taxable investment securities	1.98%	1.89%	0.09%
Tax-exempt investment securities (1)	2.28%	2.26%	0.02%
Other interest-earning assets	2.08%	2.13%	-0.05%
Total interest-earning assets	3.31%	3.40%	-0.09%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.22%	0.22%	0.00%
Savings	0.10%	0.11%	-0.01%
Certificates of deposit	0.52%	0.53%	-0.01%
Total interest-bearing deposits	0.29%	0.30%	-0.01%
Borrowings:
Federal Home Loan Bank advances	2.08%	2.14%	-0.06%
Other borrowings	0.17%	0.09%	0.08%
Total borrowings	1.93%	2.06%	-0.13%
Total interest-bearing liabilities	0.49%	0.53%	-0.04%

Interest rate spread (2)	2.82%	2.87%	-0.05%
Net interest margin (3)	2.89%	2.96%	-0.07%

Non-interest income to average assets (annualized)	0.18%	0.23%	-0.05%
Non-interest expense to average assets (annualized)	1.70%	1.65%	0.05%

Efficiency ratio (4)	60.14%	56.17%	3.97%

Return on average assets (annualized)	0.98%	1.05%	-0.07%
Return on average equity (annualized)	7.24%	7.46%	-0.22%
Return on average tangible equity (annualized) (5)	9.27%	9.49%	-0.22%

(1)
The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)
Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)
Net interest income divided by average interest-earning assets.
(4)
Non-interest expense divided by the sum of net interest income and non-interest income.
(5)
Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

Five-Quarter Financial Trend Analysis

Consolidated Balance Sheets	At
(Dollars and Shares in Thousands, Except Per Share Data)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)
Assets
Cash and cash equivalents	$62,379	$60,452	$54,070	$67,855	$108,991
Securities available for sale	1,526,086	1,591,066	1,651,156	1,676,864	1,778,970
Securities held to maturity	121,853	53,142	37,497	38,138	27,168
Loans held-for-sale	2,822	12,549	12,884	16,492	5,172
Loans receivable	5,003,201	4,826,404	4,789,339	4,851,394	4,798,239
Less: allowance for credit losses on loans	(43,860)	(48,216)	(51,785)	(58,165)	(63,762)
Net loans receivable	4,959,341	4,778,188	4,737,554	4,793,229	4,734,477
Premises and equipment	53,727	54,067	55,236	56,338	60,360
Federal Home Loan Bank stock	30,997	36,622	36,615	36,615	45,578
Accrued interest receivable	19,517	18,495	19,541	19,362	20,562
Goodwill	210,895	210,895	210,895	210,895	210,895
Core deposit intangible	3,166	3,344	3,524	3,705	3,888
Bank owned life insurance	287,644	286,433	284,871	283,310	281,765
Deferred income taxes, net	34,349	25,709	27,771	29,323	32,230
Other real estate owned	401	658	178	178	178
Other assets	76,714	54,603	51,896	51,431	47,760
Total assets	$7,389,891	$7,186,223	$7,183,688	$7,283,735	$7,357,994

Liabilities
Deposits:
Non-interest-bearing	$621,954	$604,805	$631,344	$593,718	$545,746
Interest-bearing	4,906,708	4,849,220	4,763,795	4,891,588	4,828,706
Total deposits	5,528,662	5,454,025	5,395,139	5,485,306	5,374,452
Borrowings	851,220	686,105	720,990	685,876	865,763
Advance payments by borrowers for taxes	16,979	16,772	16,222	15,752	15,300
Other liabilities	37,861	33,851	36,914	53,857	38,667
Total liabilities	6,434,722	6,190,753	6,169,265	6,240,791	6,294,182

Stockholders' Equity
Common stock	714	735	758	790	820
Paid-in capital	561,176	587,392	616,894	654,396	691,280
Retained earnings	441,522	431,549	420,701	408,367	397,594
Unearned ESOP shares	(25,294)	(25,780)	(26,266)	(26,753)	(27,239)
Accumulated other comprehensive (loss) income	(22,949)	1,574	2,336	6,144	1,357
Total stockholders' equity	955,169	995,470	1,014,423	1,042,944	1,063,812
Total liabilities and stockholders' equity	$7,389,891	$7,186,223	$7,183,688	$7,283,735	$7,357,994

Consolidated capital ratios
Equity to assets	12.93%	13.85%	14.12%	14.32%	14.46%
Tangible equity to tangible assets (1)	10.33%	11.21%	11.48%	11.72%	11.89%

Share data
Outstanding shares	71,424	73,453	75,800	78,965	81,943
Book value per share	$13.37	$13.55	$13.38	$13.21	$12.98
Tangible book value per share (2)	$10.38	$10.64	$10.55	$10.49	$10.36

(1)
Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)
Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

	At
Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Loan portfolio composition:
Commercial loans:
Multi-family mortgage	$2,076,003	$2,007,431	$1,978,681	$2,039,260	$2,055,396
Nonresidential mortgage	1,085,988	1,026,447	1,023,391	1,079,444	1,110,765
Commercial business	169,551	180,429	169,392	168,951	183,181
Construction	121,137	110,703	112,226	93,804	95,533
Total commercial loans	3,452,679	3,325,010	3,283,690	3,381,459	3,444,875
One- to four-family residential mortgage	1,527,980	1,477,267	1,483,106	1,447,721	1,323,485
Consumer loans:
Home equity loans	41,501	43,934	44,912	47,871	59,721
Other consumer	2,755	3,040	3,020	3,259	3,445
Total consumer loans	44,256	46,974	47,932	51,130	63,166
Total loans, excluding yield adjustments	5,024,915	4,849,251	4,814,728	4,880,310	4,831,526
Unaccreted yield adjustments	(21,714)	(22,847)	(25,389)	(28,916)	(33,287)
Loans receivable, net of yield adjustments	5,003,201	4,826,404	4,789,339	4,851,394	4,798,239
Less: allowance for credit losses on loans	(43,860)	(48,216)	(51,785)	(58,165)	(63,762)
Net loans receivable	$4,959,341	$4,778,188	$4,737,554	$4,793,229	$4,734,477

Loan portfolio allocation:
Commercial loans:
Multi-family mortgage	41.3%	41.4%	41.1%	41.8%	42.5%
Nonresidential mortgage	21.6%	21.2%	21.3%	22.1%	23.0%
Commercial business	3.4%	3.7%	3.5%	3.5%	3.8%
Construction	2.4%	2.3%	2.3%	1.9%	2.0%
Total commercial loans	68.7%	68.6%	68.2%	69.3%	71.3%
One- to four-family residential mortgage	30.4%	30.5%	30.8%	29.7%	27.4%
Consumer loans:
Home equity loans	0.8%	0.9%	0.9%	0.9%	1.2%
Other consumer	0.1%	0.0%	0.1%	0.1%	0.1%
Total consumer loans	0.9%	0.9%	1.0%	1.0%	1.3%
Total loans, excluding yield adjustments	100.0%	100.0%	100.0%	100.0%	100.0%

Asset quality:
Nonperforming assets:
Accruing loans - 90 days and over past due	$-	$-	$-	$-	$2
Nonaccrual loans	80,595	72,138	72,945	79,767	71,416
Total nonperforming loans	80,595	72,138	72,945	79,767	71,418
Other real estate owned	401	658	178	178	178
Total nonperforming assets	$80,996	$72,796	$73,123	$79,945	$71,596

Nonperforming loans (% total loans)	1.61%	1.49%	1.52%	1.64%	1.49%
Nonperforming assets (% total assets)	1.10%	1.01%	1.02%	1.10%	0.97%

Allowance for credit losses on loans (ACL):
ACL to total loans	0.87%	0.99%	1.08%	1.19%	1.32%
ACL to nonperforming loans	54.42%	66.84%	70.99%	72.92%	89.28%
Net charge-offs	$436	$1,149	$980	$656	$750
Average net charge-off rate (annualized)	0.04%	0.10%	0.08%	0.05%	0.06%

	At
Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Funding by type:
Deposits:
Non-interest-bearing deposits	$621,954	$604,805	$631,344	$593,718	$545,746
Interest-bearing demand	2,154,488	2,106,693	1,937,661	1,902,478	1,923,184
Savings	1,088,974	1,087,740	1,089,699	1,111,364	1,105,481
Certificates of deposit	1,663,246	1,654,787	1,736,435	1,877,746	1,800,041
Interest-bearing deposits	4,906,708	4,849,220	4,763,795	4,891,588	4,828,706
Total deposits	5,528,662	5,454,025	5,395,139	5,485,306	5,374,452

Borrowings:
Federal Home Loan Bank advances	541,220	666,105	665,990	665,876	865,763
Overnight borrowings	310,000	20,000	55,000	20,000	-
Total borrowings	851,220	686,105	720,990	685,876	865,763

Total funding	$6,379,882	$6,140,130	$6,116,129	$6,171,182	$6,240,215

Loans as a % of deposits	89.8%	87.8%	88.1%	87.7%	88.2%
Deposits as a % of total funding	86.7%	88.8%	88.2%	88.9%	86.1%
Borrowings as a % of total funding	13.3%	11.2%	11.8%	11.1%	13.9%

Funding by source:
Retail deposits:
Non-interest-bearing deposits	$621,954	$604,805	$631,344	$593,718	$545,746
Interest-bearing demand	2,154,488	2,106,693	1,937,661	1,902,478	1,923,184
Savings	1,088,974	1,087,740	1,089,699	1,111,364	1,105,481
Certificates of deposit	1,122,228	1,184,530	1,264,016	1,398,808	1,508,494
Total retail deposits	4,987,644	4,983,768	4,922,720	5,006,368	5,082,905

Wholesale funding:
Certificates of deposit (listing service)	$9,981	$11,622	$13,817	$20,322	$32,952
Certificates of deposit (brokered)	531,037	458,635	458,602	458,616	258,595
Total wholesale deposits	541,018	470,257	472,419	478,938	291,547
FHLB advances	541,220	666,105	665,990	665,876	865,763
Overnight borrowings	310,000	20,000	55,000	20,000	-
Total wholesale funding	1,392,238	1,156,362	1,193,409	1,164,814	1,157,310

Total funding	$6,379,882	$6,140,130	$6,116,129	$6,171,182	$6,240,215

Retail funding as a % of total funding	78.2%	81.2%	80.5%	81.1%	81.5%
Wholesale funding as a % of total funding	21.8%	18.8%	19.5%	18.9%	18.5%

Consolidated Statements of Income	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Interest income
Loans (1)	$45,846	$47,575	$48,230	$48,464	$50,159
Taxable investment securities	8,024	7,595	8,212	8,304	7,891
Tax-exempt investment securities	316	327	333	355	410
Other interest-earning assets	415	415	431	549	705
Total interest income	54,601	55,912	57,206	57,672	59,165

Interest expense
Deposits	3,565	3,663	4,065	5,156	6,670
Borrowings	3,309	3,562	3,551	3,451	4,012
Total interest expense	6,874	7,225	7,616	8,607	10,682
Net interest income	47,727	48,687	49,590	49,065	48,483
(Reversal of) provision for credit losses	(3,920)	(2,420)	(5,400)	(4,941)	1,126
Net interest income after (reversal of) provision for credit losses	51,647	51,107	54,990	54,006	47,357

Non-interest income
Fees and service charges (1)	617	698	607	423	473
Gain on sale and call of securities	3	-	1	313	18
Gain on sale of loans	376	970	1,006	363	943
Gain on sale of other real estate owned	14	-	-	-	-
Income from bank owned life insurance	1,511	1,562	1,561	1,545	1,530
Electronic banking fees and charges	432	421	407	452	456
Other income	238	482	218	400	1,194
Total non-interest income	3,191	4,133	3,800	3,496	4,614

Non-interest expense
Salaries and employee benefits	19,184	18,096	18,617	17,777	16,965
Net occupancy expense of premises	3,223	3,156	4,547	2,998	3,433
Equipment and systems	3,822	3,723	3,825	3,575	3,823
Advertising and marketing	516	448	392	581	567
Federal deposit insurance premium	480	721	492	490	488
Directors' compensation	340	649	803	749	748
Other expense	3,058	2,877	3,127	5,816	3,792
Total non-interest expense	30,623	29,670	31,803	31,986	29,816
Income before income taxes	24,215	25,570	26,987	25,516	22,155
Income taxes	6,522	6,801	7,272	7,033	5,732
Net income	$17,693	$18,769	$19,715	$18,483	$16,423

Net income per common share (EPS)
Basic	$0.25	$0.26	$0.26	$0.24	$0.20
Diluted	$0.25	$0.26	$0.26	$0.24	$0.20

Dividends declared
Cash dividends declared per common share	$0.11	$0.11	$0.10	$0.10	$0.09
Cash dividends declared	$7,720	$7,921	$7,381	$7,710	$7,205
Dividend payout ratio	43.6%	42.2%	37.4%	41.7%	43.9%

Weighted average number of common shares outstanding
Basic	69,790	72,011	74,537	77,658	80,673
Diluted	69,817	72,037	74,556	77,680	80,690

(1)
Effective July 1, 2021, loan prepayment penalty income is recorded as a component of interest income on loans. Previously, loan prepayment penalty income was recorded within non-interest income. Periods prior to the quarter ended September 30, 2021 have been adjusted to reflect this change. Loan prepayment penalty income for the quarters ended June 30, 2021 and March 31, 2021 was $902,000 and $852,000, respectively.

	Three Months Ended
Average Balance Sheet Data (Dollars in Thousands, Unaudited)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,850,236	$4,822,959	$4,835,676	$4,817,980	$4,816,592
Taxable investment securities	1,620,996	1,610,395	1,649,953	1,720,838	1,674,223
Tax-exempt investment securities	55,390	57,686	59,115	63,047	73,573
Other interest-earning assets	79,644	77,811	85,749	117,212	169,291
Total interest-earning assets	6,606,266	6,568,851	6,630,493	6,719,077	6,733,679
Non-interest-earning assets	601,684	611,390	616,735	609,762	617,440
Total assets	$7,207,950	$7,180,241	$7,247,228	$7,328,839	$7,351,119

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,133,977	$2,027,021	$1,954,271	$1,930,193	$1,831,617
Savings	1,088,351	1,086,903	1,102,865	1,118,402	1,084,981
Certificates of deposit	1,650,048	1,693,423	1,798,473	1,934,650	1,904,234
Total interest-bearing deposits	4,872,376	4,807,347	4,855,609	4,983,245	4,820,832
Borrowings:
Federal Home Loan Bank advances	632,811	666,029	665,915	665,802	865,690
Other borrowings	51,667	26,033	28,532	6,670	-
Total borrowings	684,478	692,062	694,447	672,472	865,690
Total interest-bearing liabilities	5,556,854	5,499,409	5,550,056	5,655,717	5,686,522
Non-interest-bearing liabilities:
Non-interest-bearing deposits	624,152	624,200	610,271	566,632	525,018
Other non-interest-bearing liabilities	49,455	50,870	56,893	52,292	57,018
Total non-interest-bearing liabilities	673,607	675,070	667,164	618,924	582,036
Total liabilities	6,230,461	6,174,479	6,217,220	6,274,641	6,268,558
Stockholders' equity	977,489	1,005,762	1,030,008	1,054,198	1,082,561
Total liabilities and stockholders' equity	$7,207,950	$7,180,241	$7,247,228	$7,328,839	$7,351,119

Average interest-earning assets to average interest-bearing liabilities	118.89%	119.45%	119.47%	118.80%	118.41%

	Three Months Ended
Performance Ratio Highlights	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Average yield on interest-earning assets:
Loans receivable, including loans held for sale (1)	3.78%	3.95%	3.99%	4.02%	4.17%
Taxable investment securities	1.98%	1.89%	1.99%	1.93%	1.89%
Tax-exempt investment securities (2)	2.28%	2.26%	2.25%	2.25%	2.23%
Other interest-earning assets	2.08%	2.13%	2.01%	1.87%	1.67%
Total interest-earning assets (1)	3.31%	3.40%	3.45%	3.43%	3.51%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.22%	0.22%	0.23%	0.27%	0.34%
Savings	0.10%	0.11%	0.12%	0.15%	0.21%
Certificates of deposit	0.52%	0.53%	0.57%	0.71%	0.96%
Total interest-bearing deposits	0.29%	0.30%	0.33%	0.41%	0.55%
Borrowings:
Federal Home Loan Bank advances	2.08%	2.14%	2.13%	2.07%	1.85%
Other borrowings	0.17%	0.09%	0.10%	0.07%	0.00%
Total borrowings	1.93%	2.06%	2.05%	2.05%	1.85%
Total interest-bearing liabilities	0.49%	0.53%	0.55%	0.61%	0.75%

Interest rate spread (1) (3)	2.82%	2.87%	2.90%	2.82%	2.76%
Net interest margin (1) (4)	2.89%	2.96%	2.99%	2.92%	2.88%

Non-interest income to average assets (annualized) (1)	0.18%	0.23%	0.21%	0.19%	0.25%
Non-interest expense to average assets (annualized)	1.70%	1.65%	1.76%	1.75%	1.62%

Efficiency ratio (5)	60.14%	56.17%	59.57%	60.86%	56.15%

Return on average assets (annualized)	0.98%	1.05%	1.09%	1.01%	0.89%
Return on average equity (annualized)	7.24%	7.46%	7.66%	7.01%	6.07%
Return on average tangible equity (annualized) (6)	9.27%	9.49%	9.67%	8.81%	7.57%

(1)
Effective July 1, 2021, loan prepayment penalty income is recorded as a component of interest income on loans. Previously, loan prepayment penalty income was recorded within non-interest income. Periods prior to the quarter ended September 30, 2021 have been adjusted to reflect this change. Loan prepayment penalty income for the quarters ended June 30, 2021 and March 31, 2021 was $902,000 and $852,000, respectively.
(2)
The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(3)
Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(4)
Net interest income divided by average interest-earning assets.
(5)
Non-interest expense divided by the sum of net interest income and non-interest income.
(6)
Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

The following tables provide a reconciliation of certain financial measures calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) (as reported) and non-GAAP measures. These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

Reconciliation of GAAP to Non-GAAP	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Adjusted net income:
Net income (GAAP)	$17,693	$18,769	$19,715	$18,483	$16,423
Non-recurring transactions - net of tax:
Branch consolidation expenses and impairment charges	-	132	1,209	870	264
Net effect of sale and call of securities	(2)	-	(1)	(220)	(13)
Reversal of income tax valuation allowance	-	-	-	(12)	-
Net effect of sales of other assets	-	(251)	-	(144)	(587)
Adjusted net income	$17,691	$18,650	$20,923	$18,977	$16,087

Calculation of pre-tax, pre-provision net revenue:
Net income (GAAP)	$17,693	$18,769	$19,715	$18,483	$16,423
Adjustments to net income (GAAP):
Provision for income taxes	6,522	6,801	7,272	7,033	5,732
(Reversal of) provision for credit losses	(3,920)	(2,420)	(5,400)	(4,941)	1,126
Pre-tax, pre-provision net revenue (non-GAAP)	$20,295	$23,150	$21,587	$20,575	$23,281

Adjusted earnings per share:
Weighted average common shares - basic	69,790	72,011	74,537	77,658	80,673
Weighted average common shares - diluted	69,817	72,037	74,556	77,680	80,690

Earnings per share - basic (GAAP)	$0.25	$0.26	$0.26	$0.24	$0.20
Earnings per share - diluted (GAAP)	$0.25	$0.26	$0.26	$0.24	$0.20

Adjusted earnings per share - basic (non-GAAP)	$0.25	$0.26	$0.28	$0.24	$0.20
Adjusted earnings per share - diluted (non-GAAP)	$0.25	$0.26	$0.28	$0.24	$0.20

Adjusted return on average assets:
Total average assets	$7,207,950	$7,180,241	$7,247,228	$7,328,839	$7,351,119

Return on average assets (GAAP)	0.98%	1.05%	1.09%	1.01%	0.89%
Adjusted return on average assets (non-GAAP)	0.98%	1.04%	1.15%	1.04%	0.88%

Adjusted return on average equity:
Total average equity	$977,489	$1,005,762	$1,030,008	$1,054,198	$1,082,561

Return on average equity (GAAP)	7.24%	7.46%	7.66%	7.01%	6.07%
Adjusted return on average equity (non-GAAP)	7.24%	7.42%	8.13%	7.20%	5.94%

Reconciliation of GAAP to Non-GAAP	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Adjusted return on average tangible equity:
Total average equity	$977,489	$1,005,762	$1,030,008	$1,054,198	$1,082,561
Less: average goodwill	(210,895)	(210,895)	(210,895)	(210,895)	(210,895)
Less: average other intangible assets	(3,282)	(3,462)	(3,641)	(3,825)	(4,045)
	$763,312	$791,405	$815,472	$839,478	$867,621

Return on average tangible equity (non-GAAP)	9.27%	9.49%	9.67%	8.81%	7.57%
Adjusted return on average tangible equity (non-GAAP)	9.27%	9.43%	10.26%	9.04%	7.42%

Adjusted non-interest expense ratio:
Non-interest expense (GAAP)	$30,623	$29,670	$31,803	$31,986	$29,816
Non-recurring transactions:
Branch consolidation expenses and impairment charges	-	(187)	(1,711)	(1,239)	(375)
Non-interest expense (non-GAAP)	$30,623	$29,483	$30,092	$30,747	$29,441

Non-interest expense ratio (GAAP)	1.70%	1.65%	1.76%	1.75%	1.62%
Adjusted non-interest expense ratio (non-GAAP)	1.70%	1.64%	1.66%	1.68%	1.60%

Adjusted efficiency ratio:
Non-interest expense (non-GAAP)	$30,623	$29,483	$30,092	$30,747	$29,441

Net interest income (GAAP)	$47,727	$48,687	$49,590	$49,065	$48,483
Total non-interest income (GAAP)	3,191	4,133	3,800	3,496	4,614
Non-recurring transactions:
Net effect of sale and call of securities	(3)	-	(1)	(313)	(18)
Net effect of sales of other assets	-	(356)	-	(205)	(837)
Total revenue (non-GAAP)	$50,915	$52,464	$53,389	$52,043	$52,242

Efficiency ratio (GAAP)	60.14%	56.17%	59.57%	60.86%	56.15%
Adjusted efficiency ratio (non-GAAP)	60.15%	56.20%	56.36%	59.08%	56.36%